Exhibit 5.1

DLA Piper LLP (US) One Liberty Place 1650 Market Street, Suite 5000 Philadelphia, PA 19103-7300 www.dlapiper.com Attorney Responsible for Philadelphia Office: Joseph Kernen

January 17, 2020

PDS Biotechnology Corporation
303A College Road East
Princeton, NJ 08540

RE: PDS Biotechnology Corporation - Registration Statement on Form S-1 (File No. 333-235549)

Ladies and Gentlemen:

We have acted as legal counsel to PDS Biotechnology Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of the above-referenced Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the registration for sale of up to 5,655,738 shares (the “Shares”) of the Company’s common stock, par value $0.00033 per share (the “Common Stock”). This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Eighth Amended and Restated Certificate of Incorporation of the Company, as amended, (ii) the Second Amended and Restated Bylaws of the Company, and (iii) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, it is our opinion that, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

Very truly yours,

/s/ DLA Piper LLP (US)